As filed with the Securities and Exchange Commission on November 24, 1999
                                                  Registration No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933


                            DARDEN RESTAURANTS, INC.
             (Exact name of registrant as specified in its charter)

                Florida                                      59-3305930
      (State or other jurisdiction                       (I.R.S. Employer
    of incorporation or organization)                   Identification No.)

        5900 Lake Ellenor Drive
            Orlando, Florida                                   32809
(Address of principal executive offices)                     (Zip Code)

                            DARDEN RESTAURANTS, INC.
                        AMENDED AND RESTATED STOCK OPTION
                      AND LONG-TERM INCENTIVE PLAN OF 1995
                            (Full title of the plan)

                                 Paula J. Shives
              Senior Vice President, General Counsel and Secretary
                            Darden Restaurants, Inc.
                             5900 Lake Ellenor Drive
                             Orlando, Florida 32809
                     (Name and address of agent for service)

                                 (407) 245-4000
          (Telephone number, including area code, or agent for service)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
       Title of                Amount            Proposed maximum        Proposed maximum
      securities                to be             offering price        aggregate offering          Amount of
   to be registered          registered            per share (1)             price (1)           registration fee
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
Common Stock, without     7,200,000 shares           $18.0938              $130,275,360              $36,217
par value
--------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h)(1), the proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon the average of the high and low prices for registrant's Common Stock on the New York Stock Exchange on November 22, 1999.

         Pursuant to General Instruction E of the General Instructions to Form S-8, this Registration Statement incorporates by reference the Registrant's Registration Statement on Form S-8 (File No. 33-92704) which relates to the issuance and sale from time to time of up to 35,300,000 shares of the Registrant's Common Stock pursuant to the Registrant's Stock Option and Long-Term Incentive Plan of 1995, Stock Option and Long-Term Conversion Plan, Stock Plan for Non-Employee Directors, and Compensation Plan for Non-Employee Directors.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on the 23rd day of November, 1999.

                                    DARDEN RESTAURANTS, INC.

                                    By: /s/ Paula J. Shives
                                        Paula J. Shives, Senior Vice President,
                                        General Counsel and Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 23, 1999.


Name                          Title

/s/ Daniel B. Burke          Director
Daniel B. Burke*

/s/ Odie C. Donald           Director
Odie C. Donald*

/s/ Julius Erving, II        Director
Julius Erving, II*

/s/ Michael D. Rose          Director
Michael D. Rose*

/s/ Hector de J. Ruiz        Director
Hector de J. Ruiz*

/s/ Maria A. Sastre          Director
Maria A. Sastre*

/s/ Jack A. Smith            Director
Jack A. Smith*

/s/ Bradley D. Blum          Director and President, Olive Garden
Bradley D. Blum*

/s/ Joe R. Lee               Director, Chairman of the Board and Chief Executive
Joe R. Lee*                  Officer (principal executive officer)

/s/ Richard E. Rivera        Director and President, Red Lobster
Richard E. Rivera*

/s/ Blaine Sweatt, III       Director and President, New Business Development
Blaine Sweatt, III*

/s/ Linda J. Dimopoulos      Senior Vice President - Corporate Controller and
Linda J. Dimopoulos          Business Information Systems (controller and
                             principal accounting officer)

/s/ Clarence Otis, Jr.       Senior Vice President - Finance and Treasurer
Clarence Otis, Jr.           (principal financial officer)



*BY: /s/ Paula J. Shives
     Paula J. Shives, Attorney-In-Fact

                                  Exhibit Index


Exhibit
Number          Description

    4.1 Articles of Incorporation (incorporated herein by reference to Exhibit 3(a) to the Company's Registration Statement on Form 10 effective May 5, 1995)

    4.2 Bylaws (incorporated herein by reference to Exhibit 3(b) to the Company's Registration Statement on Form 10 effective May 5,
                1995)

    4.3 Rights Agreement dated as of May 28, 1995 between the Company and Norwest Bank Minnesota, N.A., as amended May 23, 1996, assigned to First Union National Bank, as Rights Agent, as of September 29, 1997 (incorporated by reference to Exhibit 4(a) to the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1998)

    5.1         Opinion of Counsel regarding legality

   23.1 Consent of KPMG LLP (relating to financial statements of the Company)

   23.2         Consent of Counsel (included in Exhibit 5.1)

   24.1         Power of Attorney